EXHIBIT 99.1



PROXY                                            SCIENCE MANAGEMENT CORPORATION
                                                 Bridgewater, New Jersey

                Special Meeting of Stockholders October 22, 1997


The undersigned stockholder of Science Management Corporation, a Delaware corporation ("SMC"), hereby constitutes and appoints NEAL F. BASILE and BARBARA HUZZY, or either of them, each with full power of substitution, as proxy or proxies of the undersigned, to vote the number of shares of capital stock which the undersigned would be entitled to vote if personally present at the Special Meeting of SMC Stockholders to be held at The Bridgewater Manor, 1251 Routes 202/206, Bridgewater, New Jersey 08807, at 10:00 a.m., local time, on October 22, 1997, and at any adjournment thereof (the "SMC Special Meeting"), with respect to the proposals described in the Proxy Statement/Prospectus and Notice of Special Meeting of Stockholders, both dated ____, 1997, receipt of which is hereby acknowledged, in the manner specified below.


     1. Approval of the Agreement and Plan of Merger, dated July 29, 1997 (the "Merger Agreement"), and the transactions described in and contemplated by the Merger Agreement, providing for the merger of SMC with and into Versar Acquisition I, Corp., a Delaware corporation and a wholly-owned subsidiary of Versar, Inc., a Delaware corporation, on the terms and conditions as set forth in the Merger Agreement attached as Appendix I to the Proxy Statement/Prospectus dated __________, 1997.

                 |_| For                   |_| Against               |_| Abstain


     2. In their sole discretion on such other matters as may properly come before the SMC Special Meeting or any adjournment thereof.


                 |_| Authorized                           |_| Withhold Authority


              This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposal 1 and with discretionary authority on all other matters that may properly come before the SMC Special Meeting or any adjournment thereof.


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              Please date and sign  exactly as your name  appears on this Proxy.
If shares are held jointly, each stockholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





                                                  (Signature of Stockholder)




                                                  (Signature of Stockholder)


                                                   Dated _________________, 1997



THIS PROXY IS SOLICITED ON BEHALF OF SMC'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.